Exhibit 1.1

$550,000,000

ITC HOLDINGS CORP.

4.05% Senior Notes due 2023

5.30% Senior Notes due 2043

UNDERWRITING AGREEMENT

June 26, 2013

MORGAN STANLEY & CO. LLC

CREDIT SUISSE SECURITIES (USA) LLC

DEUTSCHE BANK SECURITIES INC.

WELLS FARGO SECURITIES, LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

As Representatives of the several

Underwriters listed in Schedule 1 hereto,

Ladies and Gentlemen:

ITC Holdings Corp., a Michigan corporation (the “Company”), confirms its agreement (this “Agreement”) with the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC (“Morgan Stanley”), Credit Suisse Securities (USA) LLC (“Credit Suisse”), Deutsche Bank Securities Inc. (“Deutsche Bank”) and Wells Fargo Securities, LLC (“Wells Fargo”) are acting as representatives (the “Representatives”), with respect to the sale by the Company and the purchase by the Underwriters of U.S.$250,000,000 aggregate principal amount of the Company’s 4.05% Senior Notes due 2023 (the “2023 Notes”) and U.S.$300,000,000 aggregate principal amount of the Company’s 5.30% Senior Notes due 2043 (the “2043 Notes” and, together with the 2023 Notes, the “Offered Securities”) to be issued under an indenture (the “Original Indenture”), dated as of April 18, 2013, between the Company and Wells Fargo Bank, National Association, as Trustee, as supplemented by the First Supplemental Indenture, to be dated as of July 3, 2013 (the “First Supplemental Indenture” and, together with the Original Indenture, the “Indenture”).

1.              Representations, Warranties and Agreements of the Company.  The Company represents, warrants and agrees that:

(a)                     A registration statement on Form S-3 relating to the Offered Securities (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) promulgated thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act.  Copies of such registration statement and any amendments thereto have been delivered by the Company to the Representatives. As used in this Agreement:

(i)                                     “Applicable Time” means 4:20 p.m. (New York City time) on the date of this Agreement;

(ii)                                  “Base Prospectus” means the prospectus dated as of April 18, 2013 included in the Registration Statement.

(iii)                               “Effective Date” means any date as of which such registration statement relating to the Offered Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iv)                              “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company relating to the offering of the Offered Securities;

(v)                                 “Preliminary Prospectus” means the Base Prospectus together with any preliminary prospectus supplement relating to the Offered Securities included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(vi)                              “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations, including each Issuer Free Writing Prospectus listed on Schedule 2 hereto (other than the Electronic Road Show listed therein);

(vii)                           “Prospectus” means the Base Prospectus together with the final prospectus supplement relating to the Offered Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(viii)                        “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Registration Statement, Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be.  Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof).  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of and after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company’s knowledge, threatened by the Commission.  The Commission has not notified the Company of any objection to the use of the form of the Registration Statement. The Company has not received any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the Registration Statement.

(b)                                 At the time of the filing of the Registration Statement and any post-effective amendment thereto, and at the time the Company or any person acting on its behalf made an offer relating to the Offered Securities, the Company was or is, as applicable, a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Offered Securities, including not having been an “ineligible issuer” (as defined in Rule 405).  The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the Closing Date (as defined in Section 2).

(c)                                  The Registration Statement conformed in all material respects when filed with the Commission, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the Rules and Regulations; provided that no representation or warranty is made as to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the

Trustee under the Trust Indenture Act.  The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) to the requirements of the Securities Act and the Rules and Regulations.  The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d)                                 The Registration Statement did not, as of the Effective Date and does not, at the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act and (ii) information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(e)                                  The Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f)                                   The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)                                  The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h)                                 Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)                                     Each Issuer Free Writing Prospectus (i) did not contain any information that conflicts with the information contained in the Registration Statement or the Pricing Disclosure Package and (ii) conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  The Company has not made any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives (not to be unreasonably withheld), except as set forth on Schedule 2 hereto.  The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(j)                                    The Company and each of its subsidiaries (as defined in Section 16 hereof) have been duly organized, are validly existing and are in good standing as a corporation or other business entity under the laws of their respective jurisdictions of organization and are duly qualified to do business and are in good standing as a foreign corporation or other business entity in each jurisdiction in which their respective ownership, use or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the properties, business, results of operations, condition (financial or otherwise) or the shareholders equity of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement or the Offered Securities (a “Material Adverse Effect”).  The Company and each of its subsidiaries have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged and, as of the date of this Agreement, except for International Transmission Company d/b/a ITCTransmission, METC GP Holdings, Inc., Michigan TransCo Holdings, LLC, Michigan Electric

Transmission Company, LLC (“METC”), ITC Midwest LLC (“ITC Midwest”), ITC Grid Development, LLC and ITC Great Plains, LLC (“ITC Great Plains”), none of the subsidiaries of the Company is a “significant subsidiary,” as such term is defined in Rule 405 of the Rules and Regulations.

(k)                                 The capitalization of the Company is, as of the date specified, as set forth in the section of the Pricing Disclosure Package and the Prospectus entitled “Capitalization.” All of the issued and outstanding shares of capital stock or other ownership interests of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Pricing Disclosure Package and the Prospectus, and none of such shares of capital stock or other ownership interests were issued in violation of preemptive or other similar rights arising by operation of law, under the Amended and Restated Articles of Incorporation of the Company or the Amended and Restated Bylaws of the Company or similar organizational documents of any of the Company’s subsidiaries or under any agreement to which the Company or any of its subsidiaries is a party or otherwise.

(l)                                     The Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered by the Company and such Offered Securities will have been duly executed, authenticated, issued and delivered as provided in the Indenture and will be consistent with the information in the Pricing Disclosure Package and will conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus; and the Indenture and such Offered Securities, when such Offered Securities are authenticated in accordance with the terms of the Indenture and delivered against payment therefore in accordance with the terms hereof and thereof, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (collectively, the “Enforceability Exceptions”), and the Offered Securities will be entitled to the benefit afforded by the Indenture.

(m)                             The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture and the Offered Securities in accordance with their terms, and to issue and sell the Offered Securities as contemplated by this Agreement and the Indenture.

(n)                                 This Agreement has been duly and validly authorized, executed and delivered by the Company.

(o)                                 The execution, delivery and performance by the Company of this Agreement and the Indenture and the execution, issuance, sale and performance of the Offered Securities and compliance with the terms hereof and thereof will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, or constitute a default under, any transmission agreement, interconnection agreement, service agreement, indenture, mortgage, deed of trust, loan agreement or other agreement, license or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Amended and Restated Articles of Incorporation of the Company or the Amended and Restated Bylaws of the Company or equivalent documents of the Company’s subsidiaries or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except (a) in the cases of clauses (i) and (iii), to the extent that any such conflict, breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect and (b) in the case of clause (i), after giving effect to debt repaid by the Company on the Closing Date; and, except for (A) the registration of the Offered Securities under the Securities Act, (B) such consents, approvals, authorizations, registrations or qualifications as may be required under (I) the Exchange Act or Trust Indenture Act and (II) applicable state or foreign securities laws in connection with the purchase and sale of the Offered Securities by the Underwriters, and (C) such consents, approvals, authorizations, registrations or qualifications as are described in the Pricing Disclosure Package and the Prospectus, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement, the Indenture or the Offered Securities.

(p)                                 Except as described in the Pricing Disclosure Package and the Prospectus and that certain Registration Rights Agreement, the form of which was filed with the Commission as Exhibit 10.5 to the Company’s Registration Statement on Form S-4 on September 25, 2012, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company or any of its subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any of its subsidiaries owned or to be owned by such person or to require the Company or any of its subsidiaries to include such securities in the securities registered pursuant to the Registration Statement or in any securities registered or to be registered pursuant to any other registration statement filed by or required to be filed by the Company or any of its subsidiaries under the Securities Act.

(q)                                 None of the Company or its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package or the Prospectus, any loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case that would reasonably be expected to have a Material Adverse Effect, except as disclosed in the Pricing Disclosure Package and the Prospectus; and, since such date, except as disclosed in the Pricing Disclosure Package and the Prospectus, there has not been any material change in the capital stock or material increase in long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, consolidated financial position, stockholders’ equity, results of operations, properties or business of the Company and its subsidiaries.

(r)                                    The historical consolidated financial statements (including the related notes and supporting schedules) of the Company included or incorporated by reference in the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly, in all material respects, the financial position, results of operations, comprehensive income, changes in stockholders’ equity and cash flows of the Company purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved.  The other financial data, the pro forma financial information, operating data and statistical information with respect to the Company and the transmission business of Entergy Corporation and its subsidiaries (the “Entergy Transmission Business”) included or incorporated by reference in the Pricing Disclosure Package and Prospectus is presented fairly and has been prepared on a basis consistent in all material respects with the consolidated financial statements and the books and records of the Company and the Entergy Transmission Business.

(s)                                   Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, the Combined Balance Sheets, Combined Statements of Income, Combined Statements of Comprehensive Income, Combined Statements of Cash Flows and Combined Statements of Equity

(including the related notes and supporting schedules) of the Entergy Transmission Business included or incorporated by reference in the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the financial position, results of operations and cash flows of the Entergy Transmission Business purported to be shown thereby, at the dates and for the periods indicated and, except as otherwise disclosed in the Pricing Disclosure Package, have been prepared in conformity with GAAP applied on a consistent basis.

(t)                                    The pro forma financial information included or incorporated by reference in the Pricing Disclosure Package and the Prospectus includes assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus.  The pro forma financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(u)                                 Deloitte & Touche LLP, who have audited certain financial statements of the Company and of the Entergy Transmission Business, whose reports appear in the Pricing Disclosure Package and the Prospectus or are incorporated by reference therein and who have delivered the Initial Letters referred to in Section 7(j) hereof, are independent public accountants with respect to the Company and the Entergy Transmission Business, respectively, as required by the Securities Act and the Rules and Regulations.

(v)                                 The Company and each of its subsidiaries own, and have good and marketable title to, (i) all real property used in the Company’s business and (ii) all personal property used in the Company’s business, in each case free and clear of all liens, encumbrances and defects (collectively, the “Liens”) except for (A) Liens that are described in the Pricing Disclosure Package and the Prospectus or (B) Liens that may interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, but would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to the Company and its subsidiaries taken as a whole and such as do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(w)                               The statistical and market-related data included under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” incorporated by reference in the Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate in all material respects or represents the Company’s good faith estimates made on the basis of data derived from such sources.

(x)                                 The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and to conduct their businesses in the manner described in the Pricing Disclosure Package and the Prospectus or in or by the documents incorporated by reference therein, except as disclosed in or contemplated by the Pricing Disclosure Package and the Prospectus or in the documents incorporated by reference herein and except for any failure to have any such Permits that would not reasonably be expected to have a Material Adverse Effect; none of the Company or its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Permit that, if determined adversely to the Company or its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permits, except as disclosed in the Pricing Disclosure Package and the Prospectus or in the documents incorporated by reference therein, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(y)                                 The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect.

(z)                                  The Company and each of its subsidiaries own or possess adequate rights to use all material patents, trademarks, service marks, trade names and copyrights necessary for the conduct of their respective businesses as currently operated by them; and, except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries have no reason to believe that the conduct of their respective businesses will infringe on or conflict with, and have not received any notice of any claim of infringement of or conflict with, any such rights of others.

(aa)                          Except as described in the Pricing Disclosure Package and the Prospectus or in the documents incorporated by reference therein, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(bb)                          There are no contracts or other documents which are required to be described in the Pricing Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Pricing Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement.

(cc)                            No relationship, direct or indirect, exists between or among the Company and/or its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company and/or its subsidiaries, on the other hand, which is required to be described in the most recent Pricing Disclosure Package or the Prospectus which is not so described.

(dd)                          No labor disturbance by the employees or independent contractors of the Company or its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, which would reasonably be expected to have a Material Adverse Effect.

(ee)                            Except as would not reasonably be expected to have a Material Adverse Effect (i) the Company and each of its subsidiaries is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; (ii) the Company and its subsidiaries have not incurred and do not reasonably expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); (iii) each “pension plan” for which the Company or any of its subsidiaries may have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to the qualification of such plan and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification and (iv) the Company and each of its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).

(ff)                              Except as disclosed in the Pricing Disclosure Package and the Prospectus or in the documents incorporated by reference therein, the Company and each of its subsidiaries have filed all foreign, federal, state and local income and franchise tax returns required to be filed through the date hereof, subject to any permitted extensions, and paid all taxes due thereon, except where failure to pay such taxes or file such returns would not reasonably be expected to have a Material Adverse Effect; no tax deficiency has been determined adversely to the Company or any of its subsidiaries which would reasonably be expected to have a Material Adverse Effect; and the Company does not have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.

(gg)                            Since the date as of which information is given in the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries have not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, which is material to the Company and its subsidiaries taken as a whole, other than liabilities or obligations which were incurred in the ordinary course of business or (iii) entered into any transaction which is material to the Company and its subsidiaries taken as a whole, not in the ordinary course of business, except, in each case, as set forth or contemplated in the Pricing Disclosure Package and the Prospectus.

(hh)                          The Company and each of its subsidiaries (i) make and keep accurate books and records and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurance that:  (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for their assets; (C) access to their assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for their assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the

Registration Statement is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ii)                                  Neither the Company nor any of its subsidiaries (i) is in violation of the Amended and Restated Articles of Incorporation of the Company or the Amended and Restated Bylaws of the Company or similar organizational documents of any of the Company’s subsidiaries, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any transmission agreement, interconnection agreement, service agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets is subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business as described in the Pricing Disclosure Package and the Prospectus, except, in the case of clauses (ii) and (iii) of this paragraph, to the extent that any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)                                Neither the Company nor any of its subsidiaries or affiliates, nor any director or officer, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the unlawful payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance in all material respects with such laws and with the representation and warranty contained herein.

(kk)                          The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ll)                                  (i)  Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

A)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)  located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii)  The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person for the purpose of:

(A)  funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)  For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and has no plans to engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(mm)                  The Company and each of its subsidiaries (i) are, and at all prior times were, in compliance with any and all applicable foreign, federal, state and local laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements relating to the protection of human health and safety (as affected by exposure to hazardous or toxic substances or wastes, pollutants or contaminants, including polychlorinated biphenyls (“Hazardous Substances”)), the environment, natural resources or the disposal or release of any Hazardous Substances (“Environmental Laws”), which compliance includes obtaining, maintaining and complying with all permits and authorizations and approvals required of them by Environmental Laws to conduct their respective businesses in the manner described in the Pricing Disclosure Package and the Prospectus, (ii) are not subject to any pending or, to the knowledge of the Company, threatened claim, action or cause of action alleging actual or potential liability based on or pursuant to any Environmental Law, (iii) are not conducting or responsible for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law with respect to the disposal or release of any Hazardous Substances, and (iv) have not received notice of any actual or potential liability for any violation of Environmental Law or the investigation or remediation of any disposal or release of Hazardous Substances, except in the case of clause (i) through (iv) of this paragraph where such non-compliance with or liability under Environmental Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as described in the Pricing Disclosure Package and the Prospectus or in documents incorporated by reference therein, (i) none of the Company and its subsidiaries is a party to any proceeding under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which the Company believes monetary penalties of $100,000 or more will not be imposed and (ii) none of the Company and its subsidiaries anticipates incurring material capital expenditures required by Environmental Laws.

(nn)                          No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Pricing Disclosure Package and the Prospectus.

(oo)                          None of the Company, ITCTransmission, METC, ITC Midwest or ITC Great Plains is and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”).

(pp)                          The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) designed to ensure that information required to be disclosed by the reports that it will be required to file or submit under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder; and the Company has carried out evaluations, under the supervision and with the participation of the management of the Company, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act.

(qq)                          Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Deloitte & Touche LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there has been no significant change in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(rr)                                The Company is and its directors and officers are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(ss)                              The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(i) or 5(f) and any Issuer Free Writing Prospectus set forth on Schedule 2 hereto.

(tt)                                None of the Company, any of its subsidiaries or, to the Company’s knowledge, any person acting on its or their behalf (other than the Underwriters) has taken or will take, directly or indirectly, any action that is designed to or has constituted or would reasonably have been expected to cause or result in the stabilization or manipulation of the price of any security of the Company or its subsidiaries in connection with the sale or resale of the Offered Securities.

(uu)                          There are no affiliations or associations between any member of the Financial Industry Regulatory Authority (“FINRA”) and any of the officers or directors of the Company.

(vv)                          None of the transactions contemplated by this Agreement or the Indenture (including, without limitation, the use of the net proceeds from the sale of the Offered Securities), will violate or result in a violation of Section 7 of the Exchange Act or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(ww)                      Each of the agreements described under Item 1 of the Company’s Form 10-K for the year ended December 31, 2012 under the caption “Business—Operating Contracts” and the agreement filed as Exhibit 10.117 to the Company’s Form 10-Q filed on April 24, 2013, is a valid and binding agreement, enforceable against each party thereto in accordance with their respective terms, except as limited by Enforceability Exceptions.

(xx)                          Each of the Company and ITCTransmission has conducted its businesses, and fulfilled and performed all of its material obligations, as necessary for ITCTransmission to be considered independent from “market participants” (as such term is defined in 18 C.F.R. Section 35.34(b)(2)) and thereby eligible for incentive rate treatment in accordance with the Federal Energy Regulatory Commission’s (“FERC”) orders to the Company and International Transmission Company dated February 20, 2003 and May 5, 2005; METC has been found by FERC to be, and continues to be, an independent, stand-alone transmission company and thereby eligible for incentive rate treatment in accordance with FERC’s orders to METC dated December 30, 2005 and August 22, 2006; ITC Midwest has been found by FERC to be, and continues to be, an independent, stand-alone transmission company in accordance with FERC’s order to ITC Midwest dated December 3, 2007; ITC Great Plains has been found by FERC to be and continues to be, an independent, stand-alone transmission company and thereby eligible for incentive rate treatment in accordance with FERC’s orders dated March 16, 2009 and February 3, 2010; and no action has been taken or, to the Company’s knowledge, is threatened or contemplated to be taken by the FERC with respect to the independence of ITCTransmission, METC, ITC Midwest or ITC Great Plains.

(yy)                          The offering and sale of the Offered Securities contemplated by this Agreement and as described in the Prospectus will not cause the Company or any of its subsidiaries to violate any provisions of the Federal Power Act, as amended (the “Federal Power Act”), or any rule or regulation promulgated under the Federal Power Act or any order issued pursuant to the Federal Power Act, including without limitation any order of the FERC applicable to the Company or any of its subsidiaries as of the date hereof.

2.              Purchase, Sale and Delivery of the Offered Securities.  On the basis of the representations, warranties, covenants and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.065% of the principal amount thereof with respect to the 2023 Notes and 98.857% of the principal amount thereof with respect to the 2043 Notes, in each case plus accrued interest, if any, from July 3, 2013 to the Closing Date (as hereinafter defined), the respective principal amounts of Offered Securities set forth opposite the names of the several Underwriters in Schedule 1 hereto.  The Company shall not be obligated to deliver any of the Offered Securities to be delivered on the Closing Date, except upon payment for all the Offered Securities to be purchased on the Closing Date, as provided herein.

The Company will deliver the Offered Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account specified by the Company, at the office of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005, at 10:00 A.M. (New York time), on July 3, 2013, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date”.

3.              Offering of Offered Securities by the Underwriters.  Upon authorization by the Representatives of the release of the Offered Securities, the several Underwriters propose to offer the Offered Securities for sale upon the terms and conditions set forth in the Prospectus.

4.              [Reserved].

5.              Further Agreements and Acknowledgments of the Company and the Underwriters.  The Company agrees:

(a)                                 To prepare the Prospectus in a form approved by the Representatives (which approval shall not be unreasonably withheld) and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second (2nd) business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the

Closing Date except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose (and will use its reasonable best efforts to avoid such issuances), or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

(b)                                 To furnish promptly to each of the Representatives and to Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(c)                                  To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required by the Securities Act at any time after the date hereof in connection with the offering or sale of the Offered Securities (the “Prospectus Delivery Period”) and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

(d)                                 To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or counsel to the Representatives, be required by the Securities Act or requested by the Commission.

(e)                                  During the Prospectus Delivery Period, prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus (excluding incorporation by reference of any documents filed under Section 13, 14 or 15(d) of the Exchange Act), (i) to furnish a copy thereof to the Representatives and to furnish the Representatives and Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, with a copy of any amendment to the Registration Statement or supplement to the Prospectus pursuant to Rule 424 of the Rules and Regulations which the Company proposes to file with the Commission at a time prior to the proposed filing thereof which provides the Representatives with reasonable time to review such proposed amendment or supplement and (ii) not to file any such proposed amendment or supplement to which the Representatives reasonably object.

(f)                                   Not to make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, except as set forth on Schedule 2 hereto, without the prior written consent of the Representatives.

(g)                                  As soon as practicable, but no later than sixteen months thereafter, to make generally available to the Company’s security holders and to deliver to the Representatives an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158); provided that such delivery requirements shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act and the rules and regulations promulgated by the Commission thereunder.

(h)                                 Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Offered Securities for offering and sale under the securities laws of such jurisdictions, both domestic and international, as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be reasonably necessary to complete the distribution of the Offered Securities; provided that in connection therewith neither the Company nor any of its subsidiaries shall be required to qualify as a foreign corporation or a dealer in securities in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation in any jurisdiction in which it is not otherwise subject.

(i)                                     To not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose its intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives, until the day after the Closing Date.

(j)                                    To apply the net proceeds from the sale of the Offered Securities being sold by the Company as set forth under the caption “Use of Proceeds” in the Prospectus.

The Company will prepare a final term sheet, containing solely a description of the Securities, substantially in the form attached hereto as Exhibit A, and the Company will file such term sheet pursuant to Rule 433(d) within the time required by such Rule. Any such final term sheet is an Issuer Free Writing Prospectus for purposes of this Agreement, and any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees to pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1).

Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its prior consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this paragraph, shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.  For the avoidance of doubt, issuer information described in the proviso to the preceding sentence as to which the Company has not given its prior consent is not Permitted Issuer Information. The Company will comply with the requirements of Rule 433 with respect to each Issuer Free Writing Prospectus, including, without limitation, all prospectus delivery, filing, record retention and legending.  The Company consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Offered Securities or their offering or (y) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of the preceding paragraph or (ii) other information that is not “issuer information” (as defined in Rule 433) that is customarily displayed on a Bloomberg screen, it being understood that any such free writing prospectus referred to in the immediately preceding clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Offered Securities that differ from the views of the Underwriters’ respective investment bankers.  The Company acknowledges that each of the Underwriters is a full-service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

6.              Expenses.  The Company agrees to pay all costs, expenses, fees and taxes incident to (a) the authorization, execution, issuance, authentication, sale and delivery of the Offered Securities and any stamp duties or other taxes payable in that connection; (b) the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) any required review by FINRA of the terms of sale of the Offered Securities; (e) the fees and expenses of the Trustee and its counsel; (f) the qualification of the Offered Securities under the securities laws of the several jurisdictions as provided in Section 5(h) hereof; (g) the preparation, printing (including, without limitation, word processing and duplication costs) and distribution of this Agreement, the Indenture, the Offered Securities and all blue sky memoranda and the preparation, reproduction and distribution of all other documents delivered in connection with the offering, purchase, sale and delivery of the Offered Securities (excluding, however, legal fees and expenses of counsel to the Underwriters incurred in connection with any of the foregoing other than fees of such counsel plus disbursements incurred in connection with the preparation, printing and distribution of such blue sky memoranda); (h) the costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offered Securities, including, without limitation, expenses associated with the production of road show slides and graphics, the fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of officers of the Company and any such consultants and 50% of the cost of any aircraft chartered in connection with the aforementioned road show; (i) any fees charged by investment rating agencies for the rating of the Offered Securities; and (j) the performance of all other obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 10 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any travel expenses they may have incurred and any transfer taxes on the Offered Securities which they may sell, and the expenses of advertising any offering of the Offered Securities made by the Underwriters.

7.              Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)                                 The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with or otherwise satisfactorily resolved.

(b)                                 No stop order suspending the qualification or exemption from qualification of the Offered Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or, to the Company’s knowledge, threatened.

(c)                                  All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Offered Securities, the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)                                 Simpson Thacher & Bartlett LLP shall have furnished to the Representatives its written opinion and negative assurance letter, as special counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, in substantially the forms attached hereto as Exhibit B-1 and Exhibit B-2.

(e)                                  Dykema Gossett PLLC shall have furnished to the Representatives its written opinion, as Michigan counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C.

(f)                                   Stuntz, Davis & Staffier, P.C. shall have furnished to the Representatives its written opinion, as federal energy regulatory counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit D.

(g)                                  Daniel J. Oginsky, General Counsel of the Company, shall have furnished to the Representatives his written opinion and negative assurance letter addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the forms attached hereto as Exhibit E-1 and Exhibit E-2.

(h)                                 The Representatives shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, addressed to the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(i)                                     At the time of execution of this Agreement, the Representatives shall have received letters from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof covering both the Company and its subsidiaries, and the Entergy Transmission Business, each of such letters (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than four (4) days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(j)                                    With respect to the letters of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (each, an “Initial Letter”), the Underwriters shall have received letters (each, a “Bring-Down Letter”) of such accountants, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of such Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three (3) days prior to the date of such Bring-Down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Initial Letters and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letters.

(k)                                 The Company shall have furnished to the Representatives a certificate, dated the Closing Date, executed on behalf of the Company by its

Chief Executive Officer or any Vice-President and its Chief Financial Officer or Treasurer stating that:

(i)                                     the representations and warranties of the Company contained in Section 1 of this Agreement (A) that are not qualified by Material Adverse Effect or another materiality qualifier are true and correct in all material respects and (B) that are qualified by Material Adverse Effect or another materiality qualifier are true and correct, in each case as if made on and as of the Closing Date (other than to the extent any such representation or warranty is made expressly as of a certain date) and the Company has performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii)                                  they have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement did not, as of the Effective Date, (2) the Prospectus did not, as of its date and on the Closing Date, and (3) the Pricing Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which they were made) not misleading and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;

(iii)                               (A) neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto after the date hereof) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case that would reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, or (B) since such date, except as set forth or contemplated in the Pricing Disclosure Package and the Prospectus or in any document incorporated by reference therein, there has not been any material change in the capital stock or material increase in long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, consolidated financial position, stockholders’ equity, results of operations, properties or business of the Company and its subsidiaries; and

(iv)                              to the knowledge of such persons after due inquiry, the issuance and sale of the Offered Securities by the Company hereunder have not been enjoined (temporarily or permanently) by any court or governmental body or agency.

(l)                                     (i) The Company and its subsidiaries shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto after the date hereof) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case that would reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Disclosure Package and Prospectus and (ii) since such date, except as set forth or contemplated in the Pricing Disclosure Package and Prospectus or in any document incorporated by reference therein, there shall not have been any material change in the capital stock or material increase in long-term debt of the Company and its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, consolidated financial position, stockholders’ equity, results of operations, properties or business of the Company and its subsidiaries the effect of which, in any case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Offered Securities being delivered on the Closing Date on the terms and in the manner contemplated herein and in the Pricing Disclosure Package and the Prospectus.

(m)                             Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the NYSE or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or New York state authorities; (iii) there shall have been an outbreak or escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof in the United States (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Offered Securities being delivered on the Closing Date on the terms and in the manner contemplated herein and in the Prospectus.

(n)                                 Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

All opinions, letters, and certificates referred to in paragraphs (d) through (k) of this Section 7 shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters.

8.              Indemnification and Contribution.

(a)                                 The Company shall indemnify and hold harmless each Underwriter its respective affiliates, its respective directors, officers, employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Offered Securities), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter; (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Offered Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence, bad faith or willful misconduct), and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, in reliance upon and in conformity with written information concerning such Underwriters furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e).  The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter, or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b)                                 Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers, partners, members and employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, or any such director, officer, partner, member, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer, partner, member, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.  The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, partner, member, employee or controlling person.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8, except to the extent it has been materially prejudiced by such failure; and provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ separate counsel to represent jointly the Representatives and those other Underwriters and their respective affiliates, directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of the Representatives, it is inadvisable based upon advice of counsel for the Representatives and those Underwriters, affiliates, directors, officers, employees and controlling persons to be represented by counsel representing the Company due to actual or potential differing interests between any of the Underwriters on the one hand and the Company on the other hand, and, in that event, the reasonable fees and expenses of not more than one such separate counsel (in addition to not more than one separate counsel in any jurisdiction in which the Underwriters require representation by separate counsel in respect of such claims) shall be paid by the Company .  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include any findings of fact or admissions of fault or culpability as to the indemnified party or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment to the extent provided in this Section 8.

(d)           If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a) or (b) of this Section 8 in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities purchased under this Agreement (before deducting expenses) received by the Company, respectively, on the one hand, and the total discounts and commissions received by the Underwriters with respect to the Offered Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Offered Securities under this Agreement.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim.  Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)           The Underwriters severally confirm and the Company acknowledges that (i) the statement with respect to the delivery of the Offered Securities by the Underwriters set forth on the cover page of the Prospectus and (ii) the (1) the third paragraph, (2) the first, second, third, fourth, fifth and sixth sentences in the seventh paragraph, (3) the third sentence of the ninth paragraph and (4) the eleventh paragraph under the caption “Underwriting (Conflicts of Interest)” of the Prospectus are correct and constitute the only information concerning the Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.

9.     Defaulting Underwriters.  If any Underwriter defaults in its obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Underwriter agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any Underwriter, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriter agreed but failed to purchase.  If any Underwriter so defaults and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 hereof and except that the Company will continue to be liable to the non-defaulting Underwriter or Underwriters for the payment of expenses to the extent set forth in Section 6 and Section 12 hereof.  As used in this Agreement, the term “Underwriter” includes (along with the parties mentioned in Schedule 1) for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Offered Securities which a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default, including liability of any defaulting Underwriter for expenses referred to in Section 12 hereof.  If other Underwriters are obligated or agree to purchase the Offered Securities of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven (7) full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

10.  Termination.  The obligations of the Underwriters hereunder may be terminated by the Underwriters by written notice given to and received by the Company prior to delivery of and payment for the Offered Securities if, prior to that time, any of the events described in Section 7(l), Section 7(m) or Section 7(n) shall have occurred or if the Underwriters shall decline to purchase the Offered Securities for any reason permitted under this Agreement.

11.  No Fiduciary Duty.  Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters and the Company acknowledge and agree that in connection with this offering, the sale of the Offered Securities or any other services the Underwriters may be deemed to be providing hereunder:

(a)           no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists;

(b)           the Underwriters are not acting as agents of, or advisors, experts or otherwise to, the Company, including, without limitation, with respect to the determination of the public offering price of the Offered Securities;

(c)           the relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations;

(d)           any duties and obligations that the Underwriters may have to the Company, shall be limited to those duties and obligations specifically stated herein; and

(e)           the Underwriters and their respective affiliates may have interests that differ from those of the Company.

The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

12.  Reimbursement of Underwriters’ Expenses.  If the Company shall fail to tender the Offered Securities for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company shall reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Offered Securities, and upon demand the Company shall pay the full amount thereof to the Representatives.  Notwithstanding the preceding sentence, if this Agreement is terminated pursuant to Section 10 hereof by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

13.  Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to them in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036 with a copy to Arnold B. Peinado, III, Esq., Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005 (Fax:  (212) 822-5546); and

(b)           if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel (Fax: (248) 946-3562), with a copy to Risë B. Norman, Esq., Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017-3954, (Fax: (212) 455-2502).

provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, electronic mail or facsimile transmission to such Underwriter at its address set forth in its acceptance electronic mail to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Morgan Stanley.

14.  Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15.  Survival.  The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Offered Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

16.  Definition of the Terms “Business Day” and “Subsidiary.”  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

17.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  Each of the parties hereto herby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

18.  Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

19.  Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature pages follow]

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ITC HOLDINGS CORP.

By:	/s/ Rejji P. Hayes
	Name:	Rejji P. Hayes
	Title:	Vice President, Finance and Treasurer

Accepted:

MORGAN STANLEY & CO. LLC

CREDIT SUISSE SECURITIES (USA) LLC

DEUTSCHE BANK SECURITIES INC.

WELLS FARGO SECURITIES, LLC

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Patrick Boultinghouse
	Name:	Patrick Boultinghouse
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Patrick M. Kaufer
	Name:	Patrick M. Kaufer
	Title:	Managing Director

By:	/s/ Virginia Cosenza
	Name:	Virginia Cosenza
	Title:	Vice President

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

SCHEDULE 1

Underwriters	Principal Amount of 2023 Notes to be Purchased	Principal Amount of 2043 Notes to be Purchased
Morgan Stanley & Co. LLC	$44,125,000	$52,950,000
Credit Suisse Securities (USA) LLC	$44,125,000	$52,950,000
Deutsche Bank Securities Inc.	$44,125,000	$52,950,000
Wells Fargo Securities, LLC	$44,125,000	$52,950,000
Barclays Capital Inc.	$31,250,000	$37,500,000
J.P. Morgan Securities LLC	$31,250,000	$37,500,000
PNC Capital Markets LLC	$11,000,000	$13,200,000
Total	$250,000,000	$300,000,000

SCHEDULE 2

ISSUER FREE WRITING PROSPECTUSES

1.              Electronic Road Show

2.              Free Writing Prospectus dated June 26, 2013, set forth as Exhibit A

Exhibit A

Pricing Term Sheet Dated June 26, 2013

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

relating to the

Preliminary Prospectus Supplement

dated June 26, 2013 and

Prospectus dated April 18, 2013

Registration Statement No. 333-187994

ITC Holdings Corp.

4.05% Notes due 2023

5.30% Notes due 2043

This pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement and Registration Statement referred to above.  This pricing term sheet supplements the Preliminary Prospectus Supplement.

Issuer:	ITC Holdings Corp. (the “Issuer”)

Title:	4.05% Notes due 2023 (the “2023 Notes”) 5.30% Notes due 2043 (the “2043 Notes”)

Security Type:	SEC registered

Ratings*:	[Intentionally omitted]

Size:	2023 Notes: $250,000,000 2043 Notes: $300,000,000

Net Proceeds (before expenses):	$544,233,500

Use of Proceeds:

The net proceeds from this offering will be used to repay the Issuer’s $267.0 million aggregate principal amount of 5.25% Senior Notes due July 15, 2013 and $200.0 million term loan entered into in 2012 and for general corporate purposes, which may include the repayment of other indebtedness and will initially hold the proceeds to be used for general corporate purposes in cash.

Interest Payment Dates:	2023 Notes: January 1 and July 1 of each year, beginning January 1, 2014 2043 Notes: January 1 and July 1 of each year, beginning January 1, 2014

Maturity Date:	2023 Notes: July 1, 2023 2043 Notes: July 1, 2043

Trade Date:	June 26, 2013

Settlement Date:	July 3, 2013 (T+5)

Coupon (Interest Rate):	2023 Notes: 4.05% per annum, accruing from July 3, 2013 2043 Notes: 5.30% per annum, accruing from July 3, 2013

Price to Public:	2023 Notes: 99.715%, plus accrued interest, if any 2043 Notes: 99.732%, plus accrued interest, if any

Yield to Maturity:	2023 Notes: 4.085% 2043 Notes: 5.318%

Spread to Benchmark Treasury:	2023 Notes: 155 bps 2043 Notes: 175 bps

Benchmark Treasury:	2023 Notes: 1.750% due May 15, 2023 2043Notes: 3.125% due February 15, 2043

Benchmark Treasury Yield:	2023 Notes: 2.535% 2043 Notes: 3.568%

Make-Whole/Optional Redemption:

2023 Notes: At any time before three months prior to maturity, redeemable at make-whole of T+25. At any time on or after three months prior to maturity, redeemable at par.

2043 Notes: At any time before six months prior to maturity, redeemable at make-whole of T+30. At any time on or after six months prior to maturity, redeemable at par.

CUSIP/ ISIN:	2023 Notes: 465685 AG0/US465685AG09 2043 Notes: 465685 AH8/US465685AH81

Denominations:	$2,000 or any integral multiple of $1,000 in excess thereof.

Joint Book-Running Managers:	Morgan Stanley & Co. LLC Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc. Wells Fargo Securities, LLC Barclays Capital Inc. J.P. Morgan Securities LLC

Co-Manager:	PNC Capital Markets LLC

* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by the assigning rating organization at any time. Each rating should be evaluated independently of any other rating.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus and related preliminary prospectus supplement if you request them by calling Morgan Stanley & Co. LLC toll free at 1-(866)-718-1649, Credit Suisse Securities (USA) LLC toll free at 1-800-221-1037, Deutsche Bank Securities Inc. toll free at 1-800-503-4611 and Wells Fargo Securities, LLC toll free at 1-800-326-5897.

Exhibit B-1

FORM OF OPINION OF SIMPSON THACHER & BARTLETT LLP, SPECIAL COUNSEL TO THE COMPANY

Exhibit B-2

FORM OF NEGATIVE ASSURANCE LETTER OF SIMPSON THACHER & BARTLETT LLP, SPECIAL COUNSEL TO THE COMPANY

Exhibit C

FORM OF OPINION OF DYKEMA GOSSETT PLLC, MICHIGAN COUNSEL TO THE COMPANY

Exhibit D

FORM OF OPINION OF STUNTZ, DAVIS & STAFFIER, P.C., FEDERAL ENERGY REGULATORY COUNSEL TO THE COMPANY

Exhibit E-1

FORM OF OPINION OF DANIEL OGINSKY,
GENERAL COUNSEL OF THE COMPANY

Exhibit E-2

FORM OF NEGATIVE ASSURANCE LETTER OF DANIEL OGINSKY,
GENERAL COUNSEL OF THE COMPANY